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             [Wolf, Block, Schorr, and Solis-Cohen LLP Letterhead]

                                                                       Exhibit 5

June 21, 2000

Philadelphia Consolidated Holding Corp.
One Bala Plaza
Suite 100
Bala Cynwyd, PA 19004

         RE: Registration Statement on Form S-8 Relating to the Philadelphia Insurance Companies Employee Stock Purchase Plan

Ladies and Gentlemen:

         As counsel to Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 500,000 shares of the Company's Common Stock, no par value (the "Common Stock"), that may be issued under the Philadelphia Insurance Companies Employee Stock Purchase Plan (the "Plan").

         In this connection, we have examined the Company's Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company. Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby expressly consent to the inclusion of this opinion as an exhibit to the registration statement.

                            Very truly yours,



                            /s/ Wolf, Block, Schorr and Solis-Cohen LLP